Exhibit 99.2

FOR IMMEDIATE RELEASE

Sachem Capital Corp. Prices Registered Public Offering of $27.5 Million of 7.125% Notes

Branford, Connecticut, May 6, 2022 -- Sachem Capital Corp. (NYSE American: SACH) announces the pricing of a registered public offering of $27.5 million aggregate principal amount of 7.125% unsecured, unsubordinated notes due five years from the date of issuance (“Notes”). The net proceeds of the offering to Sachem Capital Corp. are expected to be approximately $26.3 million after payment of underwriting discounts and commissions and estimated offering expenses payable by the company.

The offering is expected to close on May 11, 2022, subject to customary closing conditions. The company has granted the underwriters a 30-day option to purchase up to an additional $4.125 million aggregate principal amount of Notes to cover over-allotments, if any.

The Notes will rank pari passu with all the company’s unsecured, unsubordinated indebtedness, whether currently outstanding or issued in the future. The Notes are expected to be listed on the NYSE American under the trading symbol “SCCF” and begin to trade on or about May 12, 2022.

The Notes will mature on June 30, 2027, and may be redeemed, in whole or in part, at any time, or from time to time, at the company’s option on or after May 11, 2024. Interest on the Notes will accrue at the annual rate of 7.125% and will be payable quarterly, in arrears, on each March 30, June 30, September 30 and December 30 that the Notes are outstanding, beginning on September 30, 2022.

The Notes are rated BBB+ by Egan-Jones Ratings Company, an independent, unaffiliated rating agency. Egan-Jones is a Nationally Recognized Statistical Ratings Organization and is recognized by the National Association of Insurance Commissioners as a Credit Rating Provider. Egan-Jones is also certified by the European Securities and Markets Authority. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Ladenburg Thalmann & Co. Inc., Janney Montgomery Scott LLC, InspereX LLC and William Blair & Company, LLC are acting as joint book-running managers for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities in this offering or any other securities nor will there be any sale of the Notes or any other securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

A registration statement relating to, among other things, the Notes, was filed and has been declared effective by the Securities and Exchange Commission. The offering is being made only by means of a related prospectus supplement and an accompanying base prospectus forming part of the effective registration statement, copies of which may be obtained, when available, from: Ladenburg Thalmann & Co. Inc. by written request addressed to Syndicate Department, 640 5th Avenue, 4th Floor, New York, NY 10019 (telephone number 1-800-573-2541) or by emailing prospectus@ladenburg.com; Janney Montgomery Scott LLC, by written request to 1717 Arch Street Philadelphia, PA 19103 (telephone number 1-800-526-6397) or by emailing prospectus@janney.com; or InspereX LLC, Attn: Syndicate Department, 200 S. Wacker Drive, Suite 3400, Chicago, IL 60606 (telephone number 1-800-327-1546) or by emailing prospectus_requests@insperex.com; or William Blair & Company, LLC by written request to 150 North Riverside Plaza, Chicago, Illinois 60606 (telephone number 1-800-621-0687) or by emailing prospectus@williamblair.com. Copies may also be obtained for free by visiting EDGAR on the SEC’s website at http://www.sec.gov.

Sachem Capital Corp. has filed a preliminary prospectus supplement, dated May 5, 2022, with the Securities and Exchange Commission, which contains more detailed description of the Notes and the terms of the offering. The preliminary prospectus supplement, dated May 5, 2022, and the accompanying base prospectus, dated February 25, 2022, which contains other important information about Sachem Capital Corp., should be read carefully before investing in the Notes. Investors are advised to carefully consider their personal investment objectives, the risks relating to Sachem Capital Corp., in general, and to the Notes in particular, and other matters relating to Sachem Capital Corp., its business, operations and financial condition, before investing in the Notes.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing, and managing a portfolio of first mortgage loans. It offers short-term (i.e., three years or less) secured, non-banking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The company also makes opportunistic real estate purchases apart from its lending activities. The company believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2021 filed with the U.S. Securities and Exchange Commission on March 31, 2022. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021